EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements File Nos. 333-00187, 333-73155, 333-77061, 333-42729, 333-37350, 333-50880, 333-89190 and 333-105964 of our reports dated March 10, 2006, relating to the consolidated financial statements and financial statement schedule of MGM MIRAGE and to management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of MGM MIRAGE for the year ended December 31, 2005.
/s/ DELOITTE & TOUCHE LLP
Las Vegas, Nevada
March 10, 2006